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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 13, 1998 accompanying the consolidated financial statements of Medical Science Systems, Inc. appearing in the 1997 Annual Report of the Company to its shareholders on Form 10-KSB for the year ended December 31, 1997 which are incorporated by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 10, 1998